EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-143746 on Form S-8 of our report dated June 24, 2010, with respect to the financial statements and supplemental schedule of Ruddick Retirement and Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2009.

/s/ Dixon Hughes PLLC
Charlotte, North Carolina
June 24, 2010